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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (form 10-KSB) of Airport Systems International, Inc. and Subsidiary of our report dated June 22, 1998, included in the 1998 Annual Report to Shareholders of Airport Systems International, Inc. and Subsidiary.



                                       Ernst and Young LLP


Kansas City, Missouri
June 22, 1998